                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              __________________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                               OCTOBER 15, 1998
               Date of Report (Date of earliest event reported)



                           NOVASTAR FINANCIAL, INC.
                           ------------------------
              (Exact Name of Registrant as Specified in Charter)


          Maryland                    001-135333                 74-2830661
          --------                    ----------                 ----------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)

          1901 West 47th Place
          Suite 105
          Westwood, Kansas                                     66205
          ----------------                               -----------------
          (Address of Principal Executive Offices)           (Zip Code)



                                (913) 362-1090
                                --------------
                        (Registrant's Telephone Number,
                             Including Area Code)
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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.     OTHER EVENTS
            ------------

            NovaStar Financial, Inc. (the "Company") has announced that the Company has taken steps to address its immediate liquidity needs including: (1) the documentation of the earlier announced $15 million 90-day committed secured financing agreement and (2) commitments for the sale of corporate and mortgage securities and the termination of related hedging arrangements which will result in material losses during the fourth quarter. In a second press release, the Company announced loan production figures for two of its affiliated companies, NovaStar Mortgage, Inc. and NovaStar Capital, Inc. for the third quarter ended September 30, 1998. Copies of the Company's Press Releases are included herewith as Exhibits.

Item 7(c).  Exhibit
            -------

            99.1 Press Release, dated October 15, 1998 "NovaStar Announces Completion of Financing Arrangement"

            99.2 Press Release, dated October 15, 1998 "NovaStar Financial, Inc. Announces Third Quarter Loan Production of Affiliates"


                                   SIGNATURE



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 15, 1998


                                    NOVASTAR FINANCIAL, INC.



                                    By: /s/ Mark J. Kohlrus
                                        -------------------
                                        Mark J. Kohlrus
                                        Senior Vice President, Treasurer
                                        and Chief Financial Officer
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                                 EXHIBIT INDEX



Exhibit Number
--------------


99.1 Press Release, dated October 15, 1998 "NovaStar Announces Completion of Financing Arrangement"

99.2 Press Release, dated October 15, 1998 "NovaStar Financial, Inc. Announces Third Quarter Loan Production of Affiliates"